UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2006

HERITAGE PROPERTY INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

131 Dartmouth Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(617) 247-2200

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 9, 2006, Heritage Property Investment Trust, Inc., a Maryland corporation (“Heritage”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Centro Saturn LLC, a Delaware limited liability company (“Parent”), and Centro Saturn MergerSub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“MergerSub”, and together with Parent, the “Buyer Parties”). The Buyer Parties are affiliates of Centro Properties Group, an Australian publicly traded real estate company (“Centro”). The Merger Agreement and the transactions contemplated thereby were approved unanimously by Heritage’s board of directors. Concurrently with entering into the Merger Agreement, The New England Teamsters and Trucking Industry Pension Fund (the “Fund”) and NET Realty Holding Trust (collectively with the Fund, “NETT”), an approximate 41% stockholder of Heritage, and Thomas C. Prendergast, Heritage’s Chairman, President and Chief Executive Officer, each entered into a voting agreement with the Buyer Parties pursuant to which NETT and Mr. Prendergast have agreed to vote all of the shares of common stock of Heritage that they own in favor of the Merger (as defined below), and to not transfer any such shares unless the Merger Agreement is terminated.

Pursuant to the Merger Agreement, at closing Heritage will merge with and into MergerSub with MergerSub continuing as the surviving limited liability company (the “Surviving LLC”). Under the terms of the Merger Agreement, at the effective time of the Merger, each share of common stock of Heritage issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Heritage and its subsidiaries) will be converted automatically into, and canceled in exchange for, the right to receive (i) an amount in cash to be paid by Surviving LLC equal to $36.15, plus (ii) to the extent Heritage’s regular quarterly dividend with respect to the third quarter of 2006 has not previously been paid, additional merger consideration that represents a pro rata portion of the regular quarterly dividend allocable to Heritage’s third quarter that will be based on the number of days having elapsed in the third quarter, without interest (such cash amount, the “Merger Consideration”). No dividends will be paid with respect to Heritage’s common stock after the completion of Heritage’s third quarter.

In addition, at the effective time of the Merger, holders of common units of limited partnership interest in Bradley Operating Limited Partnership, a Delaware limited partnership in which Heritage indirectly serves as the sole general partner (the “Bradley Operating Partnership”), issued and outstanding immediately prior to the effective time of the Merger (except any such units held by Heritage or any of its subsidiaries) will have the right to receive an amount in cash equal to the Merger Consideration, or may elect to continue to hold their units subject to the terms and conditions of an amended partnership agreement of the Bradley Operating Partnership that will be entered into in connection with the Merger.

 Each outstanding option to purchase common stock of Heritage under any employee stock option or incentive plan will be cancelled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount equal to the excess of the Merger Consideration over the exercise price per share of any such option. In addition, each unvested restricted share of common stock of Heritage and each deferred stock unit of Heritage under any employee stock option or incentive plan will automatically vest and become free of any forfeiture restrictions and be considered an outstanding share of common stock of Heritage for all purposes, including the right to receive the Merger Consideration.

 Heritage and the Buyer Parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Heritage’s covenant not to, nor to permit any subsidiary of Heritage to, solicit alternative transactions or, subject to certain exceptions, participate in discussions relating to an alternative transaction or furnish non-public information relating to an alternative transaction.

The Merger, which is expected to close during the fourth quarter of 2006, is subject to various closing conditions, including, among other things, the requisite approval and adoption of the Merger Agreement by the holders of a majority of the outstanding common stock of Heritage and the continued accuracy at closing, in all material respects, of Heritage’s representations and warranties made in the Merger Agreement. The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for the Buyer Parties and Heritage and further provides that, upon termination of the Merger Agreement under specified circumstances, Heritage will be required to pay a termination fee of $65 million to the Buyer Parties. Centro Properties Limited ABN 52 006 378 365 and CPT Manager Limited ABN 37 054 494 307, affiliates of the Buyer Parties, have guaranteed the performance of the Buyer Parties under the Merger Agreement.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Amendment to Employment Agreement of Thomas C. Prendergast

Concurrently with entering into the Merger Agreement, Heritage entered into a fifth amendment to the employment agreement of Thomas C. Prendergast (the “Amendment”). Pursuant to the Amendment, Mr. Prendergast will be permitted, notwithstanding any restrictions contained in his existing employment agreement, beginning one year following his termination of employment, to acquire investment properties that are not of a “retail” nature (such as strip malls, outlet centers, regional malls, shopping centers or community centers, or “Retail Properties”) or Retail Properties with an aggregate value of not greater than $100 million. For the period beginning two years after Mr. Prendergast’s termination of employment and for one year thereafter, Mr. Prendergast may acquire investment properties that are not Retail Properties or Retail Properties with an aggregate value of not greater than (i) $200 million plus (ii) the excess, if any, of $100 million over the value of Retail Properties purchased during the second year following his termination. Prior to making any purchase of Retail Properties, Mr. Prendergast must notify Heritage before Heritage has taken any steps reasonably expected to result in the acquisition of the property by Heritage.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Heritage Property Investment Trust, Inc. Change in Control Severance Plan

On July 9, 2006, in connection with the approval of the Merger, the board of directors of Heritage approved and adopted the Heritage Property Investment Trust, Inc. Change in Control Severance Plan (the “Severance Plan”) under which certain employees of Heritage and its subsidiaries will be entitled to severance payments under certain circumstances if they are terminated within one year following the consummation of the Merger. Generally, if an employee is terminated without “cause” (as defined in the Severance Plan), or if the employee resigns because the employee, among other reasons, is forced to relocate or has his or her annual base salary, bonus or material fringe benefits reduced from the levels enjoyed by such employee prior to the Merger, the employee will be entitled to certain continued benefits and severance pay in an amount based upon his or her time of service and/or position pay grade with Heritage prior to the Merger. The Severance Plan does not apply to any of Heritage’s executive officers.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Membership Interest Transfer and Environmental Indemnity Release

 On July 9, 2006, Heritage entered into a Membership Interest Transfer and Environmental Indemnity Release (the “NETT Agreement”) by and among Heritage, Heritage Property Investment Limited Partnership, a wholly owned subsidiary of Heritage (the “OP”), and Heritage Realty Management, Inc. (“Heritage Management”, and together with Heritage and the OP, the “Heritage Subsidiaries”), the Fund, NET Properties Management, Inc., NET Realty Holding Trust, NET 131 LLC and NET Manager LLC. Pursuant to the NETT Agreement, simultaneously with, and conditioned upon the closing of the Merger, (i) the OP will transfer to NET 131 LLC all of the OP’s membership interest in 131 Dartmouth Street LLC, a joint venture formed by the OP and NET 131 LLC, (ii) certain environmental indemnification obligations owed by the Fund, NET Properties Management, Inc., Net Realty Holding Trust, NET 131 LLC and NET Manager LLC to Heritage and the Heritage Subsidiaries under a Contribution Agreement and Joint Escrow Instructions, dated July 9, 1999, will be released, (iii) NETT will pay to Heritage $7,000,000 in cash, and (iv) the lease between NET Manager LLC, as lessor, and Heritage Management, as lessee, pursuant to which Heritage leases office space for its corporate headquarters, may be terminated by Heritage Management under certain circumstances.

The foregoing description of the NETT Agreement does not purport to be complete and is qualified in its entirety by reference to the NETT Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. The summary of the Merger Agreement contained in this Current Report on Form 8-K may not contain all of the information about the Merger Agreement that is important to investors. Therefore, Heritage recommends that each investor read carefully the copy of the Merger Agreement that is being filed as Exhibit 2.1 to this Current Report on Form 8-K in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by the summary contained in this Current Report on Form 8-K.

The Merger Agreement contains representations and warranties made by, and to, Heritage and the Buyer Parties. These representations and warranties, which are set forth in the copy of the Merger Agreement being filed as Exhibit 2.1 of this Current Report on Form 8-K, were made for the purposes of negotiating and entering into the Merger Agreement. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may be included in future filings.

In connection with the Merger, Heritage will file a proxy statement with the SEC. The final proxy statement will be mailed to Heritage stockholders. Stockholders of Heritage are urged to read the proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, http://www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at Heritage’s web site, http://www.heritagerealty.com, or by contacting Stephen H. Faberman, Esq., Vice President and Corporate Counsel, Heritage Property Investment Trust, Inc., telephone (617) 247-2200.

Heritage and its directors, officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Heritage’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transaction, when it becomes available.

This report shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.              Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 9, 2006, by and among Heritage Property Investment Trust, Inc., Centro Saturn LLC and Centro Saturn MergerSub LLC

10.1	Fifth Amendment of the Employment Agreement between Thomas C. Prendergast and Heritage Property Investment Trust, Inc.

10.2	Heritage Property Investment Trust, Inc. Change in Control Severance Plan

10.3

Membership Interest Transfer and Environmental Indemnity Release, dated July 9, 2006, by and among Heritage Property Trust Investment, Inc., Heritage Property Investment Limited Partnership, Heritage Realty Limited Partnership, Heritage Realty Trust, Inc., Heritage Realty Management, Inc., The New England Teamsters and Trucking Industry Pension Fund, NET Properties Management, Inc., Net Realty Holding Trust, NET 131 LLC and NET Manager LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Date: July 12, 2006	By:	/s/ Thomas C. Prendergast
Thomas C. Prendergast
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 9, 2006, by and among Heritage Property Investment Trust, Inc., Centro Saturn LLC and Centro Saturn MergerSub LLC

10.1	Fifth Amendment of the Employment Agreement between Thomas C. Prendergast and Heritage Property Investment Trust, Inc.

10.2	Heritage Property Investment Trust, Inc. Change in Control Severance Plan

10.3

Membership Interest Transfer and Environmental Indemnity Release, dated July 9, 2006, by and among Heritage Property Trust Investment, Inc., Heritage Property Investment Limited Partnership, Heritage Realty Limited Partnership, Heritage Realty Trust, Inc., Heritage Realty Management, Inc., The New England Teamsters and Trucking Industry Pension Fund, NET Properties Management, Inc., Net Realty Holding Trust, NET 131 LLC and NET Manager LLC